Exhibit 99.2
NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF SHAREHOLDERS

INTELGENX TECHNOLOGIES CORP.
6425 Abrams
Ville St-Laurent, Quebec H4S 1X9

May 12, 2010

To the Shareholders of IntelGenx Technologies Corp.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting (the “Annual Meeting”) of Shareholders of IntelGenx Technologies Corp., a Delaware corporation (“IntelGenx” or the “Company”), that was scheduled for, and convened on, May 6, 2010, at the Company's corporate offices located at 6425 Abrams, Ville St-Laurent, Quebec H4S 1X9, Canada was adjourned due to lack of requisite quorum.

The 2010 annual general meeting of IntelGenx Shareholders has been adjourned to 10:00 a.m. (EST) on June 3, 2010, at the offices of IntelGenx located at 6425 Abrams, Ville St-Laurent, Quebec, H4S 1X9, Canada.

The record date for Shareholders entitled to vote at the meeting (as adjourned) remains the close of business on April 5, 2010 (the “Record Date”), as described in the proxy statement. To hold a meeting and conduct business, a majority of IntelGenx’s outstanding voting shares as of the Record Date must be present or represented by proxy at the meeting (as adjourned) to constitute quorum.

SHAREHOLDERS WHO HAVE NOT VOTED AS OF YET ARE ENCOURAGED TO SUBMIT THEIR VOTES. PLEASE PROMPTLY VOTE OVER THE INTERNET AS DESCRIBED ON THE PROXY CARD, OR COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. PROXY CARDS MUST BE RECEIVED NOT LATER THAN SEVENTY-TWO (72) HOURS BEFORE THE MEETING (AS ADJOURNED). THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

The agenda for the meeting (as adjourned) will remain unchanged, and Shareholders will be asked to consider the following:

1. To elect five directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

2. To ratify the appointment of RSM Richter LLP as the Company's Independent Registered Public Accountants for the 2010 fiscal year;

3. To increase the number of shares authorized for issuance pursuant to the Company’s 2006 Stock Option Plan

4. To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The foregoing items are more fully described in the Proxy Statement, which is available as submitted on Schedule 14A with the U.S. Securities and Exchange Commission on April 6, 2010 and available at www.sec.gov.

It is desirable that as many Shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

Dated: May 12, 2010
By Order of the Board of Directors,

/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary